Press Information

FOR IMMEDIATE RELEASE

NASDAQ SYMBOL MXIM

Media Contact: Edward Medlin, (408) 737-7600

Investment Community Contact: Paresh Maniar, (408) 737-7600

MAXIM ANNOUNCES RESULTS OF SPECIAL
COMMITTEE REVIEW OF OPTION GRANTS

SUNNYVALE, CA-January 31, 2007-Maxim Integrated Products, Inc., (Nasdaq: MXIM) announced today the results of a Board of Directors Special Committee's review of certain stock option grants and practices. The Special Committee conducted its investigation with the assistance of independent legal counsel, Orrick, Herrington & Sutcliffe LLP, and with the forensic accounting assistance of LECG Corporation. During the Special Committee's six-month investigation, approximately 270,000 electronic documents (taken from 13 terabytes of data collected) and over 50,000 hard copy documents were reviewed and analyzed by counsel for the Special Committee. The Special Committee's independent counsel also interviewed 32 individuals.

The Special Committee initially was formed to respond to allegations of backdating with respect to certain stock options granted to officers from mid 1995 through 2002. During its investigation, the Special Committee expanded the scope of its review to include director and non-officer employee stock option grants from mid 1995 through 2006.

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  Grants to officers: The stock option grants to officers under review were approved by either the Board of Directors or the Compensation Committee. The Special Committee determined that all options granted to officers of the Company were properly granted. The Special Committee also found no evidence to suggest that any of the outside directors engaged in any wrongdoing or malfeasance with respect to any Maxim stock option grants. This included grants to officers, non-officer employees and directors.

  Grants to employees and directors: The Special Committee found that, during the period under review, there were deficiencies related to the process for granting stock options to employees and directors and, specifically, that in certain instances from the beginning of fiscal year 2000 until the end of fiscal year 2006, the recorded exercise price of stock option grants to employees and directors differed from the fair market value of the underlying shares on the actual measurement date.

  No Self-Enrichment: The Special Committee did not find any evidence that any member of current or former management or the board of directors engaged in any action involving the grant of a stock option for self-enrichment.

The Company also announced that in connection with the investigation, former Chief Executive Officer, John F. Gifford, who stepped down for health reasons in December 2006, has retired as a strategic advisor to the Company, and that Carl Jasper, the Company's Chief Financial Officer, has resigned from the Company.

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The Company believes that accounting adjustments to previously issued financial statements to reflect stock-based compensation at measurement dates different from the original measurement dates used for certain grants to employees and directors are material and expects to restate its financial statements for the fiscal years 2000 through 2005 and the related interim periods through March 25, 2006. The Special Committee also believes that due to possible process problems in the granting of stock options in prior periods, financial statements for earlier fiscal years may be restated. The Company has not yet determined the amount to be restated in any specific period, nor has the Company determined the tax consequences that may result from these matters or whether any tax consequences will give rise to additional tax liabilities. Accordingly, the financial statements, and the related reports of its independent registered accountants, and all earnings press releases and similar communications issued by the Company relating to the periods discussed above (fiscal years 2000 through 2005 and the related interim periods through March 25, 2006) should not be relied upon. The Company presently expects that it will be able to announce limited financial information for its financial results for the second quarter of fiscal 2007 and intends to prepare restated financial statements for all affected periods as soon as practicable.

The Nasdaq Listing Qualifications Panel has granted the Company's request for an extension of time to file its delinquent periodic reports. Pursuant to the extension, the Company's common stock will continue to be listed on The Nasdaq Stock Market subject to the timely provision to Nasdaq of certain information concerning the investigation and filing of the delinquent periodic reports, and any required restatements, on or before March 26, 2007.

In addition, acting on the Special Committee's recommendation, the Company has undertaken a complete review of its stock option granting processes and will require any option grants in the interim period to be approved by the

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Company's Board of Directors. The Company is committed to remedying any internal control or reporting weaknesses that may exist. The Company has been and will continue to cooperate with the inquiries made by the Securities and Exchange Commission and the United States Attorney for the Northern District of California.

The Company intends to take the necessary actions to make sure that its employees are not penalized by the adverse tax consequences, if any, as a result of receiving in-the-money stock options.

The Company also announced that Alan Hale, the Chief Financial Officer of Dallas Semiconductor from 1992 through 2001 and current Maxim Vice President, will assume the role of interim Chief Financial Officer. The Board will be conducting a search for a permanent Chief Financial Officer.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company's intention to continue to cooperate with the inquiries made by the Securities and Exchange Commission (SEC) and the United States Attorney for the Northern District of California, the Company's belief that its common stock will continue to be listed on The Nasdaq Stock Market until at least March 26, 2007 and the Company's intention to take the necessary actions to make sure that its employees are not penalized by the adverse tax consequences, if any, as a result of receiving in-the-money stock options. These statements involve risk and uncertainty. The potential risks and uncertainties include, among others, the fact that the SEC inquiry relating to the Company's historical stock option grants and practices are ongoing, that the independent review and SEC inquiry may require further adjustments to the Company's financial statements and that Maxim cannot predict with certainty when it may be able to file any future SEC reports; the risk

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that proper accounting of any adjustments to the Company's financial statements resulting from the independent review and SEC inquiry as finally determined by the Board may differ from the accounting treatment upon which the assumptions and forward looking statements in this announcement are based; uncertainty regarding the tax treatment of any adjustments to the Company's financial statements as a result of the independent review and SEC inquiry; uncertainty that the Company can meet the Nasdaq Listing Qualifications Panel's March 26, 2007 deadline to be in compliance with all Nasdaq and SEC filing deadlines, and, the possibility that Maxim's common stock will no longer continue to remain listed on the Nasdaq Global Market; the risk that the review undertaken by the United States Attorney for the Northern District of California relating to the Company's historical stock option grants and practices is ongoing; the risk that the matters described in this press release could divert management's attention from operations; and the fact that expenses arising from the independent review and inquiries made by governmental agencies, the restatement, related litigation and other associated activities are expected to be significant.

All forward-looking statements included in this news release are made as of the date hereof, based on the information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Maxim

Maxim Integrated Products is a leading international supplier of quality analog and mixed-signal products for applications that require real world signal processing.

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